Exhibit 10.14

Execution Version

FOURTH AMENDMENT

TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Fourth Amendment”), dated as of October 20, 2015 to that certain Credit Agreement, dated as of December 23, 2013 (as amended, supplemented, waived or otherwise modified, the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among SiteOne Landscape Supply Holding, LLC, a Delaware limited liability company (the “Parent Borrower”), SiteOne Landscape Supply, LLC, a Delaware limited liability company (the “OpCo Borrower”), and the other Subsidiary Borrowers from time to time party to the Credit Agreement (together with the Parent Borrower, the OpCo Borrower and their respective successors and assigns, collectively, the “Borrowers” and each individually, a “Borrower”), the Lenders party hereto and UBS AG, STAMFORD BRANCH, as administrative agent for the several banks and other financial institutions from time to time party to the Credit Agreement defined below (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrowers wish to make certain amendments to the Credit Agreement set forth herein;

WHEREAS, with respect to any Lender holding any Loan or Commitment under the Credit Agreement immediately prior to the Fourth Amendment Effective Date (as hereinafter defined) whose executed counterpart of this Fourth Amendment has not been received by the Administrative Agent on a deadline as announced by the Administrative Agent to the Lenders (the “Non-Consenting Lenders”), which deadline shall be at a time on or about October 20, 2015 (the “Consent Deadline”), pursuant to Section 11.1(g) of the Credit Agreement, the Borrower Representative requires that each such Non-Consenting Lender assign all of its rights and obligations under the Credit Agreement and the Loan Documents, including such Non-Consenting Lender’s Loans and Commitments, to the other Lenders (including the Additional Lenders) that shall assume such interests, rights and obligations;

WHEREAS, pursuant to Subsection 11.1 of the Credit Agreement, the Borrowers, the Administrative Agent and the Lenders holding any Loan or Commitment under the Credit Agreement immediately prior to the Fourth Amendment Effective Date whose executed counterpart of this Fourth Amendment has been received by the Administrative Agent by the Consent Deadline (the “Consenting Lenders”) have agreed to the amendment of the Credit Agreement on the terms and conditions set forth herein; and

WHEREAS, the Consenting Lenders and the Additional Lenders, if any, after giving effect to any assignments pursuant to Subsection 11.1(g) of the Credit Agreement as set forth above, represent Lenders holding 100% of the Loans and Commitments under the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE – L/C Fees and Commitment Agreements and Credit Agreement Amendments.

(a)	Subject to the satisfaction of the conditions set forth in Section Two hereof:

(1) On the Fourth Amendment Effective Date, with respect to each Letter of Credit issued by the Issuing Lender and outstanding on such date, the Parent Borrower shall pay in cash to the Administrative Agent, for the account of each Lender and the relevant Issuing Lender entitled thereto, all L/C Fees in respect of such Letters of Credit accrued and unpaid from the date of the most recent L/C Fee Payment Date falling prior to the Fourth Amendment Effective Date to but not including the Fourth Amendment Effective Date.

(2) The Letters of Credit outstanding on the Fourth Amendment Effective Date shall continue on and after the Fourth Amendment Effective Date and (x) shall be deemed to constitute a utilization of the Commitments under the Credit Agreement (as amended by this Fourth Amendment) and (y) shall accrue letter of credit commissions and fees in accordance with Subsection 3.3(a) of the Credit Agreement (as amended by this Fourth Amendment) on and after the Fourth Amendment Effective Date as if the Fourth Amendment Effective Date were a new date of issuance.

(3) Upon the increase in the Commitments under the Credit Agreement pursuant to the Fourth Amendment becoming effective, each Lender immediately prior to such increase that is providing less than its ratable share of the increase in the Commitments (each, a “Commitment Decrease Lender”) shall automatically and without further act be deemed to have assigned to each Lender providing more than its ratable share of the increase in the Commitments, including each Additional Lender (as defined below) (each, a “Commitment Increase Lender”) a portion of, and each such Commitment Increase Lender will automatically and without further act be deemed to have assumed a portion of, such Commitment Decrease Lender’s participations under the Credit Agreement in outstanding Letters of Credit such that on the Fourth Amendment Effective Date, after giving effect to each such deemed assignment and assumption of such participations, the percentage of the aggregate outstanding participations in Letters of Credit issued under the Credit Agreement held by each Lender (including each such Commitment Increase Lender) will equal an amount (expressed as a percentage) equal to (a) such Lender’s Commitment divided by (b) the aggregate Commitments of all Lenders. Such amounts are specified in Schedule A hereto.

(4) Upon the increase in the Commitments under the Credit Agreement pursuant to the Fourth Amendment becoming effective, each Commitment Decrease Lender shall assign to each Commitment Increase Lender, pursuant to Subsection 11.6 of the Credit Agreement, a portion of, and each such Commitment Increase Lender shall assume a portion of, such Commitment Decrease Lender’s outstanding Loans under the Credit Agreement together with all obligations of the Borrowers owing to the Commitment Decrease Lenders relating to the Loans so assigned, such that on the Fourth Amendment Effective Date, after giving effect to each such assignment and assumption, the percentage of the aggregate outstanding Loans under the Credit Agreement held by each Lender (including each such Commitment Increase Lender) will equal an amount (expressed as a percentage) equal to (a) such Lender’s Commitment divided by (b) the aggregate Commitments of all Lenders.

(b)	Subject to the satisfaction of the conditions set forth in Section Two hereof:

(1) The introductory paragraph of the Credit Agreement is hereby amended by inserting the following text immediately after the text “dated as of December 23, 2013,”:

“as amended by that certain First Amendment dated as of April 23, 2014, by that certain Second Amendment dated as of October 24, 2014, by that certain Third Amendment dated as of February 13, 2015 and by that certain Fourth Amendment dated as of October 20, 2015,”.

(2) The following defined term shall be added to Subsection 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Fourth Amendment Effective Date”: October 20, 2015.

(3) The definition of Applicable Margin in Subsection 1.1 of the Credit Agreement is hereby amended by deleting the first paragraph thereof in its entirety and replacing it with:

“Applicable Margin”: a rate per annum equal to the rate set forth below for the applicable type of Loan and opposite the applicable Average Daily Excess Availability Percentage:

Level	Average Daily Excess Availability Percentage	Applicable Margin
		Alternate Base Rate	Adjusted LIBOR
I	Less than or equal to 33%	1.00%	2.00%

II	Greater than 33% but less than or equal to 66%	0.75%	1.75%

III	Greater than 66% but less than or equal to 80%	0.50%	1.50%

IV	Greater than 80%	0.25%	1.25%

; provided that Tranche A-1 Loans, the amount of which shall be adjusted automatically from time to time as of the date of delivery of each Borrowing Base Certificate, shall bear interest at Adjusted LIBOR Rate or Alternate Base Rate, as applicable, plus the Applicable Margin set forth above plus 150 basis points.

(4) The definition of Available Incremental Amount in Subsection 1.1 of the Credit Agreement is hereby amended by replacing each reference to “$300,000,000” therein with “$425,000,000”.

(5) The definition of Commitment in Subsection 1.1 of the Credit Agreement is hereby amended by deleting “$250,000,000” and replacing it with “$325,000,000”.

(6) The definition of Loan Documents in Subsection 1.1 of the Credit Agreement is hereby amended by inserting the text “the First Amendment to this Agreement dated as of April 23, 2014, the Second Amendment to this Agreement dated as of October 24, 2014, the Third Amendment to this Agreement dated as of February 13, 2015 and the Fourth Amendment to this Agreement dated as of October 20, 2015,” immediately after the text “this Agreement,”.

(7) The definition of Maximum Incremental Facilities Amount in Subsection 1.1 of the Credit Agreement is hereby amended by (i) deleting the reference to “$50,000,000” and replacing it with “$100,000,000” and (ii) deleting the reference to “3.25 to 1.00” and replacing it with “5.00 to 1.00”.

(8) The definition of Payment Condition in Subsection 1.1 of the Credit Agreement is hereby amended by deleting the reference to “25.0%” and replacing it with 20.0%” in the third sentence thereof.

(9) The definition of Termination Date in Subsection 1.1 of the Credit Agreement is hereby amended in its entirety as follows:

“Termination Date”: the date which is the earlier of (a) the five year anniversary of the Fourth Amendment Effective Date and (b) in the event that the aggregate principal amount of the Term Loans outstanding under the Term Loan Credit Agreement or any Term Loan Facility then in effect exceeds $15,000,000, the date which is 90 days prior to the Initial Term Loan Maturity Date (as defined in the Term Loan Credit Agreement), or comparable term under any Term Loan Facility then in effect.

(10) Subsection 8.15 of the Credit Agreement is hereby deleted in its entirety.

(11) Schedule A to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule A attached hereto.

(12) The “Facility” section of Schedule 2.9 to the Credit Agreement is hereby amended by adding the following text at the end thereof “The Canadian Facility shall be available to the Canadian Borrowers and shall be available to be drawn in Dollars or Canadian Dollars, with certain operational and administrative borrowing procedures as reasonably requested by the Canadian Agent, including, for the avoidance of doubt, at least three Business Days’ notice (or, if agreed to by all Lenders, such shorter notice) for any such borrowings in Canadian Dollars. Any extensions of credit under the Canadian Facility will reduce availability under the Facility on a dollar-for-dollar basis”.

(13) The cover page of the Credit Agreement is hereby amended by deleting the word “and” before the text “SUMITOMO” in the “lists” of “Co-Documentation Agents” and “Joint Lead Arrangers and Joint Bookrunners” and adding the words “DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, and J.P. MORGAN SECURITIES LLC” immediately after the text “Corporation” in each list.

(14) The definition of Lead Arrangers in Subsection 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” before the text “Sumitomo” and replacing it with a comma and (ii) adding the words “Deutsche Bank Securities Inc., Goldman Sachs Bank USA, and J.P. Morgan Securities LLC” immediately after the text “Corporation”.

(15) The definition of Other Representatives in Subsection 1.1 of the Credit Agreement is hereby amended by (i) in each instance deleting the word “and” before the text “Sumitomo” and replacing it with a comma and (ii) in each instance adding the words “Deutsche Bank Securities Inc., Goldman Sachs Bank USA, and J.P. Morgan Securities LLC” immediately after the text “Corporation”.

SECTION TWO – Conditions to Effectiveness. This Fourth Amendment shall become effective on the date (the “Fourth Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(1) the Borrowers, each of the Lenders (including each Additional Lender) and the Administrative Agent shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered such counterpart to the Administrative Agent;

(2) the Parent Borrower shall have delivered to the Administrative Agent and the Lenders an opinion from each of Debevoise & Plimpton LLP and Richards, Layton & Finger, P.A., in form and substance reasonably satisfactory to the Administrative Agent and dated as of the Fourth Amendment Effective Date;

(3) the Parent Borrower shall have paid or cause to be paid to the Administrative Agent a consent fee for the account of each Lender that has returned an executed signatures page to this Fourth Amendment at or prior to the Consent Deadline in the amount of 0.10% of the sum, without duplication, of such Lender’s Commitments after giving effect to this Fourth Amendment;

(4) the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, of the Parent Borrower dated as of the Fourth Amendment Effective Date signed by a Responsible Officer of the Parent Borrower certifying as to the matters set forth in clauses (5), (6) and (7) below;

(5) each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement and any other Loan Document to which it is a party shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of the Fourth Amendment Effective Date as if made on and as of such date;

(6) the representations and warranties in Section 3 of this Fourth Amendment shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date;

(7) no Default or Event of Default shall have occurred and be continuing on the Fourth Amendment Effective Date or after giving effect to the effectiveness hereof; and

(8) each Guarantor shall have delivered a duly executed counterpart of the acknowledgment and consent attached to this Fourth Amendment (the “Acknowledgment”) to the Administrative Agent.

SECTION THREE – Representations and Warranties.

As of the date hereof, each of the Borrowers represents and warrants as follows:

(1) Corporate Existence; Compliance with Law. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, except (other than with respect to the Borrowers), to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(2) Corporate Power; Authorization; Enforceable Obligations. Each of the Loan Parties has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform, in the case of each Borrower, this Fourth Amendment and, in the case of each Guarantor, the Acknowledgment and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance thereof. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of this Fourth Amendment, except for consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Fourth Amendment has been duly executed and delivered by each Borrower and the Acknowledgment has been duly executed and delivered by each Guarantor. This Fourth Amendment constitutes a legal, valid and binding obligation of each Borrower hereto and the Acknowledgment and each other Loan Document to which any Loan Party is a party which has been executed and delivered constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(3) No Legal Bar. The execution, delivery and performance of this Fourth Amendment or the Acknowledgment by any of the applicable Loan Parties (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require the creation or imposition of any Lien (other than Liens permitted under the Credit Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation and (c) will not violate any provision of the Organizational Documents of such Loan Party, except (other than with respect to the Borrowers) as would not reasonably be expected to have a Material Adverse Effect.

(4) No Default. On the date hereof after giving effect to this Fourth Amendment, no Default or Event of Default has occurred and is continuing.

SECTION FOUR – Replacements of Non-Consenting Lenders; Re-Allocation Among Lenders. Pursuant to and in compliance with the terms of Section 11.1(g) of the Credit Agreement, each Non-Consenting Lender shall be replaced and its Loans and other Obligations purchased and assumed by either (x) an Additional Lender or (y) a Consenting Lender which is willing to acquire new or increase its outstanding Loans and Commitments, in each case upon the execution and delivery by such Additional Lender or Consenting Lender, as applicable, of this Fourth Amendment, such that, immediately after giving effect to this Fourth Amendment on the Fourth Amendment Effective Date and the assignments described herein, the Loans and Commitments held by each Additional Lender and Consenting Lender shall be the amounts allocated thereto by the Lead Arrangers. This Fourth Amendment shall be deemed to be the execution and delivery by (i) such Non-Consenting Lender, (ii) the Borrower Representative, (iii) the Administrative Agent and (iv) such Additional Lender or Consenting Lender, of an Assignment and Acceptance in the form of Exhibit E to the Credit Agreement.

SECTION FIVE – Additional Lenders. Each Lender party hereto which is not a Lender under the Credit Agreement prior to giving effect to this Fourth Amendment (each, an “Additional Lender”) (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fourth Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it has become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder. This Fourth Amendment shall constitute a Lender Joinder Agreement for purposes of Subsection 2.6 of the Credit Agreement.

SECTION SIX – Effect of Amendment. Except as expressly set forth herein, this Fourth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which (including with respect to the security interests and liens granted to the Agents and the other Secured Parties under the Loan Documents) are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the effectiveness of this Fourth Amendment, each reference to the Credit Agreement in the Loan Documents shall mean and be a reference to the Credit Agreement as amended by this Fourth Amendment. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Fourth Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION SEVEN – Successors and Assigns. This Fourth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under Subsection 11.6 of the Credit Agreement.

SECTION EIGHT – Severability. Any provision of this Fourth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION NINE – Counterparts. This Fourth Amendment may be executed by one or more of the parties to this Fourth Amendment on any number of separate counterparts (including by telecopy and other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Fourth Amendment signed by all the parties shall be delivered to the Borrower Representative and the Administrative Agent.

SECTION TEN – Governing Law, etc. The provisions of the Credit Agreement under the headings “Governing Law”, “Submission to Jurisdiction; Waivers” and “Waiver of Jury Trial” are incorporated by reference herein, mutatis mutandis.

SECTION ELEVEN – Significant Modification. For purposes of determining withholding Taxes imposed under FATCA, since the Third Amendment Effective Date, the Parent Borrower and the Administrative Agent have treated and shall continue to treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement and the loans and other credit extensions thereunder for purposes of FATCA as not qualifying as “grandfathered obligations” within the meaning of section 1.1471-2(b)(2)(i) of the U.S. Treasury regulations.

SECTION TWELVE – Appointment of Other Representatives. The Borrowers hereby appoint and designate each of Deutsche Bank Securities Inc., Goldman Sachs Bank USA, and J.P. Morgan Securities LLC as Joint Lead Arrangers, Joint Bookrunners and Other Representatives under the Credit Agreement (and the other parties hereto hereby agree to each such appointment and designation).

[Remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SITEONE LANDSCAPE SUPPLY HOLDING, LLC as Parent Borrower

By:	/s/ John T. Guthrie
Name: John T. Guthrie
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

SITEONE LANDSCAPE SUPPLY, LLC as OpCo Borrower

By:	/s/ John T. Guthrie
Name: John T. Guthrie
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Page to Fourth Amendment to ABL Credit Agreement]

UBS AG, STAMFORD BRANCH as the Administrative Agent, Collateral Agent, and Issuing Lender

By:	/s/ Kenneth Chin
Name: Kenneth Chin
Title: Director

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

[Signature Page to Fourth Amendment to ABL Credit Agreement]

UBS AG, STAMFORD BRANCH as Lender

By:	/s/ Kenneth Chin
Name: Kenneth Chin
Title: Director

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associate Director

[Signature Page to Fourth Amendment to ABL Credit Agreement]

ING CAPITAL LLC as Lender

By:	/s/ Thomas McCaughey
Name: Thomas McCaughey
Title: Managing Director

By:	/s/ Edward Bailey
Name: Edward Bailey
Title: Director

[Signature Page to Fourth Amendment to ABL Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION as Lender

By:	/s/ Matthew Brannon
Name: Matthew Brannon
Title: AVP

[Signature Page to Fourth Amendment to ABL Credit Agreement]

NATIXIS, NEW YORK BRANCH as Lender

By:	/s/ Steven A. Eberhardt
Name: Steven A. Eberhardt
Title: Vice President

By:	/s/ Kelvin Cheng
Name: Kelvin Cheng
Title: Executive Director

[Signature Page to Fourth Amendment to ABL Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION as Lender

By:	/s/ Christakis Droussiotis
Name: Christakis Droussiotis
Title: Managing Director

[Signature Page to Fourth Amendment to ABL Credit Agreement]

JPMORGAN CHASE BANK, N.A. as Lender

By:	/s/ David J. Waugh
Name: David J. Waugh
Title: Authorized Officer

[Signature Page to Fourth Amendment to ABL Credit Agreement]

GOLDMAN SACHS BANK USA as Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[Signature Page to Fourth Amendment to ABL Credit Agreement]

DEUTSCHE BANK NEW YORK BRANCH as Lender

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Michael Winters
Name: Michael Winters
Title: Vice President

[Signature Page to Fourth Amendment to ABL Credit Agreement]

Each Guarantor acknowledges and consents to each of the foregoing provisions of this Fourth Amendment. Each Guarantor further acknowledges and agrees that all Obligations with respect to the Revolving Commitments and the Loans under the Credit Agreement as modified by this Fourth Amendment shall be fully guaranteed and secured pursuant to the Guarantee and Collateral Agreement in accordance with the terms and provisions thereof.

GUARANTORS: SITEONE LANDSCAPE SUPPLY BIDCO, LLC

By:	/s/ John T. Guthrie
Name: John T. Guthrie
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

LESCO, INC.

By:	/s/ John T. Guthrie
Name: John T. Guthrie
Title: Vice President

CLP SN HOLDINGS, INC.

By:	/s/ Doug Black
Name: Doug Black
Title: President and Chief Executive Officer

SHEMIN NURSERIES HOLDING CORP.

By:	/s/ John T. Guthrie
Name: John T. Guthrie
Title: Vice President

SHEMIN NURSERIES, INC.

By:	/s/ John T. Guthrie
Name: John T. Guthrie
Title: Vice President

[Signature Page to Fourth Amendment to ABL Credit Agreement]

SITEONE LANDSCAPE SUPPLY HOLDING, LLC

By:	/s/ L. Briley Brisendine, Jr.
Name: L. Briley Brisendine, Jr.
Title: Executive Vice President, General Counsel and Secretary

SITEONE LANDSCAPE SUPPLY, LLC

By:	/s/ L. Briley Brisendine, Jr.
Name: L. Briley Brisendine, Jr.
Title: Executive Vice President, General Counsel and Secretary

SCHEDULE A

Commitments and Addresses

Lender	Commitment

UBS AG, STAMFORD BRANCH 677 Washington Boulevard Stamford, CT 06901	$75,000,000

ING CAPITAL LLC 1325 Avenue of the Americas New York, NY 10019	$62,460,000

HSBC BANK USA, NATIONAL ASSOCIATION 452 Fifth Avenue New York, NY 10018	$50,290,000

NATIXIS, NEW YORK BRANCH 1251 Avenue of the Americas New York, NY 10020	$32,500,000

SUMITOMO MITSUI BANKING CORPORATION 277 Park Avenue New York, NY 10172	$15,000,000

JPMORGAN CHASE BANK, N.A. 383 Madison Avenue New York, NY 10179	$14,750,000

GOLDMAN SACHS BANK USA 200 West Street New York, NY 10282	$25,000,000

DEUTSCHE BANK AG NEW YORK BRANCH 60 Wall Street New York, NY 10005	$50,000,000

Total:	$325,000,000

A-1